UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2024

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-34700	42-0935283
(Commission File Number)	(I.R.S. Employer Identification Number)

One SE Convenience Blvd., Ankeny, Iowa

(Address of principal executive offices)

50021

(Zip Code)

(515) 965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CASY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On July 25, 2024, Casey’s General Stores, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with (a) Fikes Wholesale, Inc., a Texas corporation (“Fikes”), (b) Group Petroleum Services, Inc., a Texas corporation (“GPS” and together with Fikes, the “Seller Companies”), (c) Raymond W. Smith, an individual residing in the State of Texas, in his capacity as the Representative (as defined in the Purchase Agreement), and (d) certain other parties thereto. Pursuant to the terms of the Purchase Agreement, following restructuring of the Seller Companies for tax purposes, the Company will acquire at closing 100% of the equity of the Seller Companies (the “Proposed Transaction”), for an aggregate purchase price in cash of $1.145 billion, subject to customary post-closing adjustments.

The Company’s acquisition of the Seller Companies will include 198 retail stores and a dealer network, which will increase the Company’s footprint to nearly 2,900 stores.

The Proposed Transaction is conditioned upon the satisfaction of customary closing conditions, including, among others: (1) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (2) the accuracy of the representations and warranties of each party to the Purchase Agreement as of the closing; (3) the performance in all material respects by the parties of their respective covenants under the Purchase Agreement; and (4) in the case of the Seller Companies, the absence of any material adverse effect since the date of the Purchase Agreement.

The Proposed Transaction is expected to close during the fourth quarter of calendar year 2024.

The foregoing description of the Purchase Agreement and Proposed Transaction is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1, and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 26, 2024, the Company issued a press release announcing the Proposed Transaction, a copy of which is attached as Exhibit 99.1, and is incorporated herein by reference.

The information contained in this Item, including the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This communication contains statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including those related to the ability to consummate the transaction, the potential impact of consummation of the transaction on relationships with third parties, expectations for future periods, possible or assumed future results of operations, financial conditions, liquidity and related sources or needs, business and/or integration strategies, plans and synergies, supply chain, growth opportunities, and performance at the Company’s stores. There are a number of known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results to differ materially from any results expressed or implied by these forward-looking statements, including but not limited to the execution of the Company’s strategic plan, the integration and financial performance of acquired stores, wholesale fuel, inventory and ingredient costs, distribution challenges and disruptions, the impact and duration of the conflict in Ukraine or other geopolitical disruptions, as well as other risks, uncertainties and factors which are described in the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission and available on the Company’s website. Any forward-looking statements contained in this communication represent our current views as of the date of this communication with respect to future events, and the Company disclaims any intention or obligation to update or revise any forward-looking statements in this communication whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Equity Purchase Agreement by and among Casey’s General Stores, Inc., Fikes Wholesale, Inc., Group Petroleum Services, Inc., the Representative, and certain other parties thereto, dated July 25, 2024
99.1	Press Release issued by Casey’s General Stores, Inc., dated July 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because such schedules and exhibits do not contain information that is material to an investment decision or that is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the SEC on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Dated: July 26, 2024	By:	/s/ Stephen P. Bramlage, Jr.
Stephen P. Bramlage, Jr.
Chief Financial Officer